Exhibit 23
















                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





         As independent public accountants, we hereby consent to the incorporation of our report dated February 13, 2002 on the financial statements of Savannah Electric and Power Company, included in this Form 8-K, into Savannah Electric and Power Company's previously filed Registration Statement File No. 333-57886.




/s/Arthur Andersen LLP
Atlanta, Georgia
February 27, 2002